Exhibit 12.1

Boston Private Financial Holding, Inc.

Calculation of Ratios of Earnings to Fixed Charges

(Dollars in thousands)

	2008	2007	2006	2005	2004
INCLUDING INTEREST ON DEPOSITS EARNINGS:
Add

Pre tax (loss)/income from continuing operations before adjustments for minority interest, and income/(loss) from equity investees	(445,391)	14,869	83,152	67,932	47,063

Fixed charges from below	178,728	187,579	130,737	64,403	34,211
Distributed income of equity investees	—	1,388	1,180	880	415

EARNINGS	(266,663)	203,836	215,069	133,215	81,689

FIXED CHARGES
Interest expense	170,723	181,774	126,519	61,251	32,066
Interest portion of fixed rentals (1)	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	2,469	868	99	96	47
Estimate of the interest within rental expense	5,536	4,937	4,119	3,056	2,098
Total fixed charges	178,728	187,579	130,737	64,403	34,211

Ratio of Earnings to Fixed Charges	(1.49)	1.09	1.65	2.07	2.39

EXCLUDING INTEREST ON DEPOSITS EARNINGS:
Add
Pre tax income before adjustments for minority interest, and income/(loss) from equity investees	—	—	—	—	—
Fixed charges from below	72,283	64,434	43,475	24,767	14,751
Distributed income of equity investees	—	1,388	1,180	880	415

EARNINGS	72,283	65,822	44,655	25,647	15,166

FIXED CHARGES:
Interest excluding interest on deposits	64,278	58,629	39,257	21,615	12,606
Interest portion of fixed rentals (1)	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	2,469	868	99	96	47
Estimate of the interest within rental expense	5,536	4,937	4,119	3,056	2,098
Total fixed charges	72,283	64,434	43,475	24,767	14,751

Ratio of Earnings to Fixed Charges Excluding Interest on Deposits	1.00	1.02	1.03	1.04	1.03

(1)	The Company is not a party to any capital leases; therefore, this item is not applicable. All leases are operating leases.

Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	2008	2007	2006	2005	2004
INCLUDING INTEREST ON DEPOSITS EARNINGS:
Add

Pretax (loss)/income from continuing operations	(457,821)	18,422	84,527	69,107	48,035
Non-Controlling Interest / Minority Interest	4,327	4,041	3,699	2,512	1,428
Income from equity investees	628	3,782	3,034	1,556	1,019

Pre tax (loss)/income before adjustments for minority interest, and income/(loss) from equity investees	(454,122)	18,681	85,192	70,063	48,444

Less: Pretax (loss)/income from discontinued operations	(8,731)	3,812	2,040	2,131	1,381

Pre tax (loss)/income from continuing operations before adjustments for minority interest, and income/(loss) from equity investees	(445,391)	14,869	83,152	67,932	47,063

Fixed charges from below	179,578	187,579	130,737	64,403	34,211
Distributed income of equity investees	—	1,388	1,180	880	415

EARNINGS	(265,813)	203,836	215,069	133,215	81,689

FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest expense	170,723	181,774	126,519	61,251	32,066
Interest portion of fixed rentals (1)	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	2,469	868	99	96	47
Estimate of the interest within rental expense	5,536	4,937	4,119	3,056	2,098
Preferred Dividends	850	—	—	—	—

Total fixed charges and Preferred Dividends	179,578	187,579	130,737	64,403	34,211

Ratio of Earnings to Fixed Charges and Preferred Dividends	(1.48)	1.09	1.65	2.07	2.39

EXCLUDING INTEREST ON DEPOSITS EARNINGS:
Add
Pre tax income before adjustments for minority interest, and income/(loss) from equity investees	—	—	—	—	—
Fixed charges from below	73,133	64,434	43,475	24,767	14,751
Distributed income of equity investees	—	1,388	1,180	880	415

EARNINGS	73,133	65,822	44,655	25,647	15,166

FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest excluding interest on deposits	64,278	58,629	39,257	21,615	12,606
Interest portion of fixed rentals (1)	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	2,469	868	99	96	47
Estimate of the interest within rental expense	5,536	4,937	4,119	3,056	2,098
Preferred Dividends	850	—	—	—	—

Total fixed charges and Preferred Dividends	73,133	64,434	43,475	24,767	14,751

Ratio of Earnings to Fixed Charges and Preferred Dividends Excluding Interest on Deposits	1.00	1.02	1.03	1.04	1.03

(1)	The Company is not a party to any capital leases; therefore, this item is not applicable. All leases are operating leases.